Exhibit 99.1

Chicago Atlantic BDC, Inc. Reports Fourth Quarter and Full Year 2024 Financial Results

NEW YORK, March 31, 2025 --- Chicago Atlantic BDC, Inc. (“LIEN” or the “Company”) (NASDAQ: LIEN), formerly Silver Spike Investment Corp., a specialty finance company that has elected to be regulated as a business development company, today announced its financial results for the fourth quarter and year ended December 31, 2024.

Fourth Quarter 2024 Highlights and Subsequent Events

•	Total investment income of $12.7 million

•	Net investment income of $8.0 million, or $0.35 per weighted average share outstanding

•	Investment portfolio of $275.2 million at fair value

•	Net asset value (“NAV”) per share was $13.20 on December 31, 2024

•	As previously announced, on October 1, 2024, the Company acquired a portfolio of loans (the “Loan Portfolio”) from Chicago Atlantic Loan Portfolio, LLC (“CALP”) in exchange for newly issued shares of the Company’s common stock (the “Loan Portfolio Acquisition”)

•	In connection with the Loan Portfolio Acquisition, the Company was renamed “Chicago Atlantic BDC, Inc.,” and its ticker symbol was changed to “LIEN.” The changes to the Company’s name and ticker symbol became effective in the market at the open of business on October 2, 2024.

•	Declared a dividend of $0.34 per share for each of the quarters ended December 31, 2024 and March 31, 2025

•	Closed a new $100 million senior secured revolving credit facility on February 12, 2025

•	Funded $24.8 million in investments in the fourth quarter of 2024 and $20.8 million in new investments to date in the first quarter of 2025

•	As of December 31, 2024, there were 22,820,386 common shares issued and outstanding on a basic and fully diluted basis

Peter Sack, Chief Executive Officer of the Company, commented, “We are pleased to provide the Company’s first earnings information following the completion of the Loan Portfolio Acquisition. Since the Loan Portfolio Acquisition, we have continued to create a scaled, diversified portfolio of senior secured investments, generate highly attractive yields, and leverage our industry leading expertise in cannabis and other underserved lending markets.”

“We are quite proud of our achievements to date, including declaring two quarterly dividends of $0.34 per share, a 36% increase from the $0.25 per share dividend for the quarter ended September 30, 2024, closing of a $100 million senior secured revolving credit facility, and deploying an estimated total of $45.6 million in gross fundings by principal value since October 1, 2024.”

Loan Portfolio Acquisition Closing

On October 1, 2024, the Company completed its previously announced acquisition from CALP of the Loan Portfolio in exchange for 16,605,372 newly issued shares of the Company’s common stock. The Loan Portfolio was determined by the Company to have a fair value of $219.6 million as of September 28, 2024. As a result of the Loan Portfolio Acquisition, CALP and legacy Company stockholders owned approximately 72.8% and 27.2%, respectively, of the outstanding shares of the Company’s common stock as of October 1, 2024. Upon the closing of the Loan Portfolio Acquisition, there were 22,820,367 shares of the Company’s common stock outstanding.

$100 Million Senior Secured Revolving Credit Facility

On February 12, 2025, the Company closed a new $100 million senior secured revolving credit facility (the “Credit Facility”) led by an FDIC-insured financial institution. The Credit Facility matures in March 2028 and bears interest at Secured Overnight Financing Rate ("SOFR") plus 3.00%.

Portfolio and Investment Activity

•	As of December 31, 2024, the Company’s investment portfolio had an aggregate fair value of approximately $275.2 million across 28 portfolio companies.

•	During the quarter ended December 31, 2024, the Company funded eight investments with an aggregate par value of $24.8 million, five of which were in existing borrowers.

•	During the quarter ended December 31, 2024, the Company had principal repayments and sales of investments of $13.0 million and $4.1 million, respectively, of which $4.9 million was receivable as of December 31, 2024.

•	As of December 31, 2024, there were no loans on non-accrual status.

Subsequent Investment Activity

•	Subsequent to quarter end, the Company funded 4 investments with an aggregate par value of $20.8 million.

Results of Operations

For the three months ended December 31, 2024, total investment income was $12.7 million. For the three months ended December 31, 2024, the Company incurred total expenses of $4.7 million, which included $0.3 million of expenses related to the Loan Portfolio Acquisition, resulting in net investment income of $8.0 million, or $0.35 per weighted average share, and a net increase in net assets from operations of $8.0 million, or $0.35 per weighted average share. Excluding expenses incurred in connection with the Loan Portfolio Acquisition, the Company reported net investment income of $8.3 million, or $0.36 per weighted average share, and a net increase in net assets from operations of $8.3 million, or $0.36 per weighted average share.

For the fiscal year ended December 31, 2024, total investment income was $21.7 million. For the fiscal year ended December 31, 2024, the Company incurred total expenses of $12.2 million, which included $5.3 million of expenses related to the Loan Portfolio Acquisition, resulting in net investment income of $9.5 million, or $0.91 per weighted average share, and a net increase in net assets from operations of $9.6 million, or $0.93 per weighted average share. Excluding expenses incurred in connection with the Loan Portfolio Acquisition, the Company reported net investment income of $14.8 million, or $1.43 per weighted average share, and a net increase in net assets from operations of $14.9 million, or $1.45 per weighted average share.

Net Asset Value

As of December 31, 2024, NAV per share decreased to $13.20 from $13.28 as of September 30, 2024 and $13.77 as of December 31, 2023. The decrease in NAV per share was primarily driven by growth in net investment income from the loan portfolio, offset by dividend payments and transaction expenses related to the Loan Portfolio Acquisition. Total net assets as of December 31, 2024 were $301.2 million, compared to $82.5 million as of September 30, 2024 and $85.6 million as of December 31, 2023.

Conference Call and Quarterly Earnings Presentation

The Company will host a conference call and live audio webcast, both open for the general public to hear, to discuss the Company's fourth quarter and full year 2024 financial results at 8:30 a.m. Eastern Time on Monday, March 31, 2025. The number to call for the conference call is (833) 630-1956 (international callers: 412-317-1837). The live audio webcast of the call will also be available on the Company’s website at lien.chicagoatlantic.com.

A replay of the call will be available at lien.chicagoatlantic.com by the end of day on March 31, 2025.

Call Details – Chicago Atlantic BDC, Inc. Fourth Quarter and Full Year 2024 Financial Results:

•	When: Monday, March 31, 2025

•	Time: 8:30 a.m. ET

•	Webcast Live Stream: https://edge.media-server.com/mmc/p/xcxtai7e

•	Replay: lien.chicagoatlantic.com

LIEN posted its Fourth Quarter and Full Year 2024 Earnings Presentation on the Events and Presentations page of its website, lien.chicagoatlantic.com. LIEN routinely posts important information for investors on its website. The Company intends to use this website as a means of disclosing material information, for complying with our disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. The Company encourages investors, analysts, the media and others interested in LIEN to monitor the Investor Relations page of its website, in addition to following its press releases, Securities and Exchange Commission (“SEC”) filings, publicly available earnings calls, presentations, webcasts and other information posted from time to time on the website. Please visit the IR Resources section of the website to sign up for email notifications.

About Chicago Atlantic BDC, Inc.

The Company is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and has elected to be treated as a regulated investment company for U.S. federal income tax purposes. The Company’s investment objective is to maximize risk-adjusted returns on equity for its stockholders by investing primarily in direct loans to privately held middle-market companies, with a primary focus on cannabis companies. The Company is managed by Chicago Atlantic BDC Advisers, LLC, an investment manager focused on the cannabis industry and other niche or underfollowed sectors. For more information, please visit lien.chicagoatlantic.com.

Forward-Looking Statements

Some of the statements in this communication constitute forward-looking statements because they relate to future events, future performance or financial condition of the Company or the Loan Portfolio Acquisition. The forward-looking statements may include statements as to: future operating results of the Company and distribution projections; business prospects of the Company and the prospects of its portfolio companies; and the impact of the investments that the Company expects to make. In addition, words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this communication involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the ability to realize the anticipated benefits of the Loan Portfolio Acquisition; (ii) risks related to diverting management’s attention from ongoing business operations; (iii) the risk that stockholder litigation in connection with the Loan Portfolio Acquisition may result in significant costs of defense and liability; (iv) changes in the economy, financial markets and political environment, including the impacts of inflation and rising interest rates; (v) risks associated with possible disruption in the operations of the Company or the economy generally due to terrorism, war or other geopolitical conflict (including the current conflict between Russia and Ukraine and the current conflict between Israel and Hamas), natural disasters or global health pandemics, such as the COVID-19 pandemic; (vi) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (vii) changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of the Company’s assets; (viii) elevating levels of inflation, and its impact on the Company, on its portfolio companies and on the industries in which it invests; (ix) the Company’s plans, expectations, objectives and intentions, as a result of the Loan Portfolio Acquisition; (x) the future operating results and net investment income projections of the Company; (xi) the ability of the Chicago Atlantic BDC Advisers, LLC (the “Adviser”) to locate suitable investments for the Company and to monitor and administer its investments; (xii) the ability of the Adviser or its affiliates to attract and retain highly talented professionals; (xiii) the business prospects of the Company and the prospects of its portfolio companies; (xiv) the impact of the investments that the Company expects to make; (xv) the expected financings and investments and additional leverage that the Company may seek to incur in the future; (xvi) conditions in the Company’s operating areas, particularly with respect to business development companies or regulated investment companies; (xvii) the realization generally of the anticipated benefits of the Loan Portfolio Acquisition and the possibility that the Company will not realize those benefits, in part or at all; (xviii) the performance of the loans included in the Loan Portfolio, and the possibility of defects or deficiencies in such loans notwithstanding the diligence performed by the Company and its advisors; (xix) the ability of the Company to realize cost savings and other management efficiencies in connection with the Loan Portfolio Acquisition as anticipated; (xx) the reaction of the trading markets to the Loan Portfolio Acquisition and the possibility that a more liquid market or more extensive analyst coverage will not develop for the Company as anticipated; (xxi) the reaction of the financial markets to the Loan Portfolio Acquisition and the possibility that the Company will not be able to raise capital as anticipated; (xxii) the strategic, business, economic, financial, political and governmental risks and other risk factors affecting the business of the Company and the companies in which it is invested as described in the Company’s public filings with the SEC and (xxiii) other considerations that may be disclosed from time to time in the Company’s publicly disseminated documents and filings. The Company has based the forward-looking statements included in this communication on information available to it on the date of this communication, and it assumes no obligation to update any such forward-looking statements. Although the Company undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that the Company may make directly to you or through reports that the Company in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact

Tripp Sullivan

SCR Partners

LIEN@chicagoatlantic.com

CHICAGO ATLANTIC BDC, INC.

Statements of Assets and Liabilities

	December 31, 2024	December 31, 2023

ASSETS
Investments at fair value:
Non-control/non-affiliate investments at fair value (amortized cost of $274,346,711 and $53,471,317, respectively)	$275,241,398	$54,120,000
Cash and cash equivalents	23,932,406	32,611,635
Receivable for investment sold	4,122,500	-
Interest receivable	3,582,610	1,755,360
Due from affiliates	2,361,019	-
Prepaid expenses and other assets	321,108	89,276
Total assets	$309,561,041	$88,576,271

LIABILITIES
Transaction fees payable related to the Loan Portfolio Acquisition	$2,945,125	$711,264
Income-based incentive fees payable	1,998,945	1,511,253
Offering costs payable	989,645	-
Due to affiliates	905,129	-
Management fee payable	758,362	257,121
Professional fees payable	458,809	431,953
Capital gains incentive fees payable	121,887	87,583
Excise tax payable	88,709	10,655
Deferred financing costs payable	47,881	-
Other payables	46,219	13,822
Unearned interest income	37,752	-
Distributions payable	-	2
Total liabilities	$8,398,463	$3,023,653

Commitments and contingencies (Note 6)

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized, 22,820,386 and 6,214,941 shares issued and outstanding, respectively	228,204	62,149
Additional paid-in-capital	303,272,034	85,041,203
Distributable earnings (accumulated loss)	(2,337,660)	449,266
Total net assets	$301,162,578	$85,552,618
NET ASSET VALUE PER SHARE	$13.20	$13.77

CHICAGO ATLANTIC BDC, INC.

Statements of Operations

	Three months ended December 31, (unaudited)		Years ended December 31,
	2024	2023	2024	2023
INVESTMENT INCOME
Non-control/non-affiliate investment income
Interest income	$11,702,240	$3,630,636	$19,905,843	$11,736,649
Fee income	945,983	33,751	1,759,910	196,251
Total investment income	12,648,223	3,664,387	21,665,753	11,932,900

EXPENSES
Transaction expenses related to the Loan Portfolio Acquisition	272,717	711,264	5,341,779	711,264
Income-based incentive fees	1,998,944	459,512	2,327,448	1,511,253
Management fee	758,362	253,291	1,504,239	1,013,764
General and administrative expense	700,000	-	700,000	-
Professional fees	286,457	124,414	527,358	435,090
Audit expense	197,975	90,333	497,200	499,698
Administrator fees	151,842	84,939	449,974	335,253
Other expenses	123,611	91,157	430,254	355,672
Legal expenses	82,083	9,516	282,156	343,824
Excise tax expense	88,709	10,655	120,024	10,655
Capital gains incentive fees	(3,161)	87,583	34,304	87,583
Total expenses	4,657,539	1,922,664	12,214,736	5,304,056

NET INVESTMENT INCOME (LOSS)	7,990,684	1,741,723	9,451,017	6,628,844

NET REALIZED GAIN (LOSS) FROM INVESTMENTS
Non-controlled non-affiliate investments	(74,483)	-	(74,483)	(210,767)
Net realized gain (loss) from investments	(74,483)	-	(74,483)	(210,767)

NET CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) ON INVESTMENTS
Non-controlled non-affiliate investments	58,678	756,019	246,004	922,031
Net change in unrealized appreciation (depreciation) on investments	58,678	756,019	246,004	922,031
Net realized and unrealized gains (losses)	(15,805)	756,019	171,521	711,264

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	7,974,879	2,497,742	9,622,538	7,340,108

NET INVESTMENT INCOME (LOSS) PER SHARE - BASIC AND DILUTED	$0.35	$0.28	$0.91	$1.07
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - BASIC AND DILUTED	$0.35	$0.40	$0.93	$1.18
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	22,820,368	6,214,682	10,343,621	6,214,682